Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 4, 2022, with respect to the financial statements of the sub-accounts that comprise Nationwide Variable Account-4, and the related notes (collectively, the financial statements), incorporated herein by reference, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information that was previously filed under SEC File No. 333-240009 and is incorporated by reference herein.
/s/ KPMG LLP
Columbus, Ohio
October 13, 2022

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 18, 2022, with respect to the statutory financial statements and financial statement schedules I, III, IV and V of Nationwide Life Insurance Company, incorporated herein by reference, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information that was previously filed under SEC File No. 333-240009 and is incorporated by reference herein.
/s/ KPMG LLP
Columbus, Ohio
October 13, 2022